EXHIBIT 99.1

Contact:	Investor Relations

W. Douglass Harris

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS FIRST QUARTER RESULTS;

NET INCOME UP 216%

NEWPORT BEACH, CA—May 10, 2004—William Lyon Homes (NYSE: WLS) today reported that net income for the first quarter ended March 31, 2004 increased 216% to $15,409,000, or $1.55 per diluted share, as compared to net income of $4,882,000, or $0.49 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 251% to $254,548,000 for the quarter ended March 31, 2004, as compared to $72,461,000 for the comparable period a year ago. Consolidated operating revenue in the 2004 period includes revenue of $60,976,000 from consolidated joint ventures with no comparable amount included in consolidated operating revenue in the 2003 period, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, as described below.

The Company’s combined results including joint ventures were as follows: Net new home orders for the quarter ended March 31, 2004 were 1,092 homes, up 44% from 757 homes for the quarter ended March 31, 2003. The average number of sales locations during the quarter ended March 31, 2004 was 44, up 26% from 35 in the comparable period a year ago. The number of homes closed in the first quarter of 2004 was 603 homes, up 91% from 315 homes in the first quarter of 2003. At March 31, 2004, the backlog of homes sold but not closed totaled 1,755 homes, up 64% from 1,069 homes at March 31, 2003, and up 39% from 1,266 homes at December 31, 2003. The dollar amount of backlog of homes sold but not closed was $916,590,000, up 122% from $413,369,000 a year ago, and up 54% from $595,180,000 at December 31, 2003. Selected financial and operating information for the Company including joint ventures, is set forth in greater detail in the schedule attached to this press release.

The gross margin percentage on home sales on a combined basis increased to 21.3% for the quarter ended March 31, 2004 from 19.7% for the quarter ended March 31, 2003 and from 18.5% for the quarter ended December 31, 2003.

General William Lyon, Chairman and Chief Executive Officer stated: “We are proud of the continued success we have experienced since combining two companies in November 1999. The first quarter of 2004 marked record net income for any first quarter in the Company’s history.”

General Lyon further stated: “We continue to make significant strides in improving our capital structure. In the first quarter of 2004, we successfully completed the private placement of $150 million of 7½% 10-year senior notes. The issuance of the senior notes combined with increasing and extending our revolving credit facilities, has strengthened our borrowing capacity and increased our liquidity.”

General Lyon further stated: “We are gratified that both major ratings agencies have recently raised their ratings on both the Company’s overall corporate credit structure and the Company’s senior unsecured notes based on our strengthened balance sheet and increased liquidity.”

Wade H. Cable, President and Chief Operating Officer stated: “We were very pleased with our net new home order activity for the first quarter of 2004. Net new orders were 1,092 for the first quarter of 2004 which were the highest for any quarter in the Company’s history. The 44% increase in period-over-period net new home orders was primarily a result of a 67% increase in net new home orders in our California divisions, which is attributable, in part, to an increase in the average number of sales locations in California from 23 in the first quarter of 2003 to 33 in the first quarter of 2004. In addition, in many of the markets in which we operate in California, the demand for homes continues to far exceed the available supply of homes.”

Mr. Cable further stated: “The dollar amount of backlog of homes sold but not closed of $916,590,000 as of March 31, 2004 was the highest for any quarter end in the Company’s history.”

Mr. Cable further stated: “We continue to improve upon our strong lot position in all of our existing geographic markets, with a total of 20,875 lots controlled by the Company and its joint ventures at March 31, 2004. Approximately 13,423 lots (64%) were controlled through options and 7,452 (36%) were owned.

Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended (“Interpretation No. 46”) addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. VIEs include certain homebuilding and land development joint ventures, and certain entities with which the Company enters into option agreements for the purchase of land or lots from an entity and pays a non-refundable deposit or enters into land banking arrangements. Interpretation No. 46 applied immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation was applied to the Company as of January 1, 2004.

Based on the Company’s analysis of arrangements created after January 31, 2003, no VIEs had been created for the period from February 1, 2003 through March 31, 2003. At December 31, 2003, certain joint ventures and one land banking arrangement created after January 31, 2003 had been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these joint ventures and land banking arrangement were consolidated with the Company’s financial statements as of December 31, 2003 and for the period then ended. Effective January 1, 2004, certain additional joint ventures and land banking arrangements created prior to February 1, 2003 have been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of all of these joint ventures and land banking arrangements have been consolidated with the Company’s financial statements as of January 1, 2004 and for the three months ended March 31, 2004. Included in the Company’s consolidated balance sheet at March 31, 2004 are real estate inventories related to the VIEs of $398,358,000, together with related notes payable of $99,103,000 and minority interest of $195,974,000. Because the Company already recognized its proportionate share of joint venture earnings and losses under the equity method of accounting, the adoption of Interpretation No. 46 does not affect the Company’s consolidated income.

The Company will hold a conference call on Wednesday, May 12, 2004 at 11:00 a.m. Pacific Time to discuss the first quarter 2004 earnings results. The dial-in number is (800) 884-5695 (enter passcode number: 81708526). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on May 12, 2004 at 1:00 p.m. Pacific Time through midnight on May 21, 2004. The dial-in number for the replay is (888) 286-8010 (enter passcode number 58593037). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada and at March 31, 2004 had 47 sales locations. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2004			2003
	Wholly-owned	Joint Ventures	Combined Total	Wholly-owned	Joint Ventures	Combined Total
	(dollars in thousands)
Selected Financial Information
Homes closed	465	138	603	184	131	315

Home sales revenue	$193,572	$60,976	$254,548	$70,423	$69,361	$139,784
Cost of sales	(153,265)	(47,171)	(200,436)	(58,396)	(53,793)	(112,189)

Gross margin	$40,307	$13,805	$54,112	$12,027	$15,568	$27,595

Gross margin percentage	20.8%	22.6%	21.3%	17.1%	22.4%	19.7%

Number of homes closed
California	250	138	388	73	131	204
Arizona	62	—	62	48	—	48
Nevada	153	—	153	63	—	63

Total	465	138	603	184	131	315

Average sales price
California	$528,700	$441,900	$497,800	$575,100	$529,500	$545,800
Arizona	191,500	—	191,500	229,500	—	229,500
Nevada	323,700	—	323,700	276,500	—	276,500

Total	$416,300	$441,900	$422,100	$382,700	$529,500	$443,800

Number of net new home orders
California	461	373	834	336	164	500
Arizona	107	—	107	98	—	98
Nevada	151	—	151	159	—	159

Total	719	373	1,092	593	164	757

Average number of sales locations during period
California	21	12	33	15	8	23
Arizona	5	—	5	6	—	6
Nevada	6	—	6	6	—	6

Total	32	12	44	27	8	35

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	Three Months Ended March 31,
	2004			2003
	Wholly-owned	Joint Ventures	Combined Total	Wholly-owned	Joint Ventures	Combined Total
	(dollars in thousands)
Backlog of homes sold but not closed at end of period
California	723	549	1,272	463	228	691
Arizona	252	—	252	187	—	187
Nevada	231	—	231	191	—	191

Total	1,206	549	1,755	841	228	1,069

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$492,639	$292,232	$784,871	$208,775	$105,701	$314,476
Arizona	62,215	—	62,215	38,238	—	38,238
Nevada	69,504	—	69,504	60,655	—	60,655

Total	$624,358	$292,232	$916,590	$307,668	$105,701	$413,369

Lots controlled at end of period Owned lots
California	1,999	2,274	4,273	2,320	1,491	3,811
Arizona	1,904	—	1,904	1,007	—	1,007
Nevada	1,275	—	1,275	1,752	—	1,752

Total	5,178	2,274	7,452	5,079	1,491	6,570

Optioned lots (1)
California			5,272			3,651
Arizona			6,801			4,724
Nevada			1,350			90

Total			13,423			8,465

Total lots controlled
California			9,545			7,462
Arizona			8,705			5,731
Nevada			2,625			1,842

Total			20,875			15,035

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Operating revenue
Home sales	$254,548	$70,423
Management fees	—	2,038

	254,548	72,461

Operating costs
Cost of sales—homes	(200,436)	(58,396)
Sales and marketing	(10,413)	(4,076)
General and administrative	(13,664)	(9,839)

	(224,513)	(72,311)

Equity in (loss) income of unconsolidated joint ventures	(96)	7,471

Minority interest in income of consolidated entities	(4,260)	—

Operating income	25,679	7,621
Other income, net	72	640

Income before provision for income taxes	25,751	8,261
Provision for income taxes	(10,342)	(3,379)

Net income	$15,409	$4,882

Earnings per common share
Basic	$1.57	$0.50

Diluted	$1.55	$0.49

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Cash and cash equivalents	$23,544	$24,137
Receivables	33,217	46,211
Real estate inventories	1,064,060	698,047
Investments in and advances to unconsolidated joint ventures	14,041	45,613
Property and equipment, less accumulated depreciation of $6,742 and $6,517 at March 31, 2004 and December 31, 2003, respectively	1,568	1,625
Deferred loan costs	12,005	9,041
Goodwill	5,896	5,896
Other assets	19,827	19,036

	$1,174,158	$849,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$50,656	$35,697
Accrued expenses	73,316	92,636
Notes payable	172,873	80,331
10¾% Senior Notes due April 1, 2013	246,464	246,406
7½% Senior Notes due July 1, 2014	150,000	—

	693,309	455,070

Minority interest in consolidated entities	211,791	142,496

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,828,940 and 9,787,440 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	98	98
Additional paid-in capital	108,427	106,818
Retained earnings	160,533	145,124

	269,058	252,040

	$1,174,158	$849,606

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The consolidated financial statements of the Company include the accounts of the Company, all majority-owned and controlled subsidiaries and certain joint ventures which have been determined to be variable interest entities in which the Company is considered the primary beneficiary. The financial statements of joint ventures which have not been determined to be variable interest entities in which the Company is considered the primary beneficiary are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income of these unconsolidated joint ventures for the three months ended March 31, 2004 and 2003 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Operating revenue
Home sales	$—	$69,361
Operating costs
Cost of sales—homes	—	(53,793)
Sales and marketing	—	(2,043)

Operating income	—	13,525
Other income (expense), net	(192)	209

Net income	$(192)	$13,734

Allocation to owners
William Lyon Homes	$(96)	$7,471
Others	(96)	6,263

	$(192)	$13,734

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2004	2003	2004	2003
Net income	$15,409	$4,882	$82,664	$51,280
Net cash used in operating activities	$(186,824)	$(95,008)	$(250,406)	$(28,978)
Interest incurred (1)	$14,019	$9,821	$51,386	$30,978
EBITDA (2)	$36,412	$9,207	$194,880	$90,296

(1)	Interest incurred for the three and twelve months ended March 31, 2004 includes $1,050,000 of interest related to debt of consolidated entities of $99,103,000 at March 31, 2004, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended.

(2)	EBITDA means consolidated net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate EBITDA differently. EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. EBITDA is presented herein because it is a component of certain covenants in the Indentures governing the Company’s 10¾% Senior Notes and 7½% Senior Notes (“Indentures”). In addition, management believes the presentation of EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of EBITDA below are presented in accordance with the requirements of the Indentures. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2004	2003	2004	2003
Net income	$15,409	$4,882	$82,664	$51,280
Provision for income taxes	10,342	3,379	58,778	20,972
Interest expense:
Interest incurred	14,019	9,821	51,386	30,978
Interest capitalized	(14,019)	(9,821)	(51,386)	(30,978)
Amortization of capitalized interest in costs of sales	10,340	3,594	43,122	27,278
Depreciation and amortization	225	353	954	1,404
Cash distributions of income from unconsolidated joint ventures	—	4,470	33,031	22,676
Equity in loss (income) of unconsolidated joint ventures	96	(7,471)	(23,669)	(33,314)

EBITDA	$36,412	$9,207	$194,880	$90,296

A reconciliation of net cash used in operating activities to EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2004	2003	2004	2003
Net cash used in operating activities	$(186,824)	$(95,008)	$(250,406)	$(28,978)
Interest expense:
Interest incurred	14,019	9,821	50,899	30,978)
Interest capitalized	(14,019)	(9,821)	(50,899)	(30,978)
Amortization of capitalized interest in costs of sales	10,340	3,594	43,122	27,278
Cash distributions of income from unconsolidated joint ventures	—	4,470	33,031	22,676
Minority equity in income of consolidated entities	(4,260)	—	(4,689)	—
Net changes in operating assets and liabilities:
Receivables	(12,488)	(3,857)	7,395	7,225
Real estate inventories	205,831	77,573	334,180	47,200
Deferred loan costs	527	7,119	1,108	5,777
Other assets	791	1,791	2,716	10,581
Accounts payable	(8,680)	146	(9,642)	(1,334)
Accrued expenses	31,175	13,379	38,065	(129)

EBITDA	$36,412	$9,207	$194,880	$90,296